EXHIBIT 99.B

NOTE:

    This Debt Maturity Schedule Through 2008 details the interest rates, maturity dates and principal amounts outstanding under our and our subsidiaries’ outstanding debt obligations. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is contained in, and this Schedule is subject to, the disclosures in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

    The information in this Debt Maturity Schedule is accurate as of December 31, 2005 when posted on our website. Although we may periodically update the information posted to our website, we undertake no obligation to do so.

El Paso Corporation
Debt Maturity Schedule Through 2008
As of December 31, 2005
($ in Thousands)

	Interest		Maturity	Principal
Description	Rate		Date	12/31/2005

2006

1Q06
El Paso Corporation - 550 MM Euro	5.750%	(1)	3/14/2006	26,215
Other Financing - Amortizing Debt *	Various			57,750
				83,965
2Q06
El Paso Corporation - CGP	6.500%		5/15/2006	109,500	(4)
Other Financing - Amortizing Debt *	Various			15,714
				125,214
3Q06
El Paso Corporation - CGP	7.500%		8/15/2006	204,908	(4)
Other Financing - Amortizing Debt *	Various			56,569
				261,477
4Q06
Other Financing - Amortizing Debt *	Various			15,219
				15,219

Total 2006				$ 485,875	(2)

2007

1Q07
Other Financing - Amortizing Debt *	Various			56,896
				56,896
2Q07
Other Financing - Amortizing Debt *	Various			15,316
				15,316
3Q07
El Paso Corporation	7.625%		8/16/2007	272,102
Other Financing - Amortizing Debt *	Various			57,235
				329,337
4Q07
El Paso Corporation - Sonat	6.750%		10/1/2007	75,172
Southern Natural Gas Company	6.700%		10/1/2007	100,000
El Paso Corporation	6.950%		12/15/2007	300,000
Other Financing - Amortizing Debt *	Various			15,416
				490,588

Total 2007				$ 892,137	(3)

2008

1Q08
El Paso Corporation- Sonat	6.625%		2/1/2008	100,000
El Paso Tennessee Pipeline Co.	10.000%		3/15/2008	26,388
Other Financing - Amortizing Debt *	Various			13,130
				139,518
2Q08
El Paso Corporation- CGP	6.500%		6/1/2008	200,000	(4)
Other Financing - Amortizing Debt *	Various			8,507
				208,507
3Q08
El Paso Corporation- CGP	7.625%		9/1/2008	215,000	(4)
Southern Natural Gas Company	6.125%		9/15/2008	100,000
Other Financing - Amortizing Debt *	Various			8,560
				323,560
4Q08
Other Financing - Amortizing Debt *	Various			8,614
				8,614

Total 2008				$ 680,199

Notes:
* This represents the total of amortizing debt obligations for the quarter. In our reported balance sheet as of December 31, 2005, the full balance of the Macae debt obligation is classified as current. This debt maturity schedule assumes the amortizing principal payments are paid according to their scheduled maturities. We anticipate prepaying approximately $225M of Macae amortizing debt with the sale of the Macae plant in 2006.

(1) EURO coupon rate
(2) Excludes $603 million of Zero Coupon convertible debenture that was put to us in February 2006.
(3) Excludes puttable debt of $600 million
(4) In December 2005, this debt was exchanged or assumed by El Paso Corporation from El Paso CGP Company, L.L.C.